EXHIBIT 23.1

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of SRI Receivables Purchase Co., Inc. ("SRPC") of our report dated April 19, 1996 relating to the financial statements of SRPC, which appears in such Prospectus.

Price Waterhouse LLP
Houston, Texas
October 29, 1996